SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 7, 2004
(Date of Report)
(Date of Earliest Event Reported)

ONYX SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	0-25361	91-1629814
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1100 – 112th Avenue N.E., Suite 100, Bellevue, WA 98004-4504
(Address of Principal Executive Offices, including Zip Code)

(425) 451-8060
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 2.02. Results of Operations and Financial Condition.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
Press Release, Dated October 7, 2004
Press Release, Dated October 7, 2004

Item 2.02. Results of Operations and Financial Condition.

     On October 7, 2004, Onyx Software Corporation issued a press release announcing its preliminary financial results for the quarter ended September 30, 2004. A copy of the press release is attached as Exhibit 99.1 and is incorporated into this current report by reference.

Item 8.01. Other Events.

     On October 7, 2004, Onyx announced that it has hired Jack Denault as its Senior Vice President for the Americas. In conjunction with Mr. Denault’s appointment, Onyx also announced the departure of Eben Frankenberg, who formerly led the company’s sales and services teams in the Americas. A copy of the press release relating to Mr. Denault’s appointment is attached as Exhibit 99.2 and is incorporated into this current report by reference.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits.

99.1	Press Release of Onyx Software Corporation dated October 7, 2004 (Preliminary Financial Results)
99.2	Press Release of Onyx Software Corporation dated October 7, 2004 (Jack Denault Appointment)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX SOFTWARE CORPORATION
Date: October 7, 2004	By:	/s/ Brian C. Henry
		Name:	Brian C. Henry
		Its:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press Release of Onyx Software Corporation dated October 7, 2004 (Preliminary Financial Results)
99.2	Press Release of Onyx Software Corporation dated October 7, 2004 (Jack Denault Appointment)